UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2021

REPAY HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38531	98-1496050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 West Paces Ferry Road

Suite 200

Atlanta, GA 30305

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (404) 504-7472

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RPAY	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On February 3, 2021 (the “Closing Date”), Repay Holdings Corporation (the “Company”) and certain of its subsidiaries entered into an Amended and Restated Revolving Credit Agreement (the “Amended Credit Agreement”) with certain financial institutions, as lenders, and Truist Bank, as administrative agent.  The Amended Credit Agreement amends and restates the Revolving Credit and Term Loan Agreement (the “Prior Credit Agreement”), dated as of July 11, 2019 (as amended, supplemented and/or modified from time to time prior to the effectiveness of the Amended Credit Agreement), by and among certain subsidiaries of the Company, financial institutions parties thereto as lenders, and Truist Bank, as successor by merger to SunTrust Bank, as administrative agent.

The Prior Credit Agreement consisted of (a) a senior secured revolving credit facility in the aggregate principal amount of $30.0 million, (b) senior secured delayed draw term loan facilities in the aggregate principal amount of $100.0 million, and (c) senior secured term loan facilities in the aggregate principal amount of $216.0 million.

As previously disclosed, on January 19, 2021, the Company received proceeds of approximately $570.7 million (net of underwriting discounts, commissions and estimated offering expenses payable by the Company) from the completion of (a) the offering of 6,244,500 shares of its Class A common stock at a public offering price of $24.00 per share and (b) the offering of $440.0 million in aggregate principal amount of 0.00% Convertible Senior Notes due 2026 (the “Notes”).  On January 20, 2021, the Company used a portion of the proceeds from the offerings to prepay in full the entire principal amount of the term loans then outstanding under the Prior Credit Agreement.  The Company also terminated in full all delayed draw term loan commitments then outstanding under the Prior Credit Agreement.

The Amended Credit Agreement establishes a $125.0 million senior secured revolving credit facility (the “Facility”) in favor of Hawk Parent Holdings LLC (“Hawk Parent”), which is a subsidiary of the Company.  The Facility is guaranteed by the Company and certain of its subsidiaries.  The Facility is secured by a first priority security interest in substantially all tangible and intangible property of the Company and certain of its subsidiaries.  The Amended Credit Agreement permits Hawk Parent to increase the principal amount of the Facility subject to certain restrictions and conditions.

The Facility matures on the earlier of (a) the fifth anniversary of the Closing Date and (b) the date that is 91 days prior to the maturity date of the Notes (subject to certain exceptions).  The maturity date may be extended, subject to certain terms and conditions.  The Facility bears interest at rates based either on adjusted LIBOR, plus a margin of between 1.75% and 3.0%, or, at the Company’s option, a base rate based on the highest of the prime rate, the federal funds rate plus 0.50% and adjusted LIBOR for a one-month interest period plus 1.00%, in each case plus an applicable margin of between 0.75% and 2.0%, with the margin in each case depending upon a total net leverage ratio.

The Company may prepay the Facility without premium.

The Amended Credit Agreement contains certain covenants, including affirmative and operational covenants and restrictive covenants regarding, among other matters, incurrence of debt, incurrence of liens, investments, mergers, dispositions and specified uses of cash (including payment of dividends and distributions). The Amended Credit Agreement also contains covenants requiring the Company to maintain a maximum secured net leverage ratio of 2.0 to 1.0 (or, for a limited period following a material acquisition, 2.5 to 1.0) and a minimum interest coverage ratio of 3.0 to 1.0.

In general, “total net leverage ratio” means, as of any given date, the ratio of consolidated indebtedness of the Company to consolidated EBITDA of the Company (net of qualified cash to the extent described below) for the four consecutive quarters then ended.  Similarly, “secured net leverage ratio” means, as of any given date, the ratio of consolidated secured indebtedness of the Company (net of qualified cash to the extent described below) to consolidated EBITDA of the Company for the four consecutive quarters then ended.  Lastly, “interest coverage ratio” means, as of any given date, the ratio of consolidated EBITDA of the Company for the four consecutive quarters then ended to the consolidated interest expense of the Company for the same four consecutive quarters.

For purposes of the “total net leverage ratio” and the “secured net leverage ratio,” the Company’s applicable indebtedness will be reduced by the Company’s unrestricted cash and permitted investments not to exceed the greater of (x) $50.0 million and (y) 65% of the consolidated EBITDA of the Company for the four consecutive fiscal quarters then ended.

The administrative agent and the lenders, and certain of their respective affiliates, have provided, and in the future may provide, financial, banking and related services to the Company. These parties have received, and in the future may receive, compensation from the Company for these services.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 7.01   Regulation FD Disclosure.

On February 3, 2021, the Company issued a press release announcing the entry into the Amended Credit Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 7.01.

As provided in General Instruction B.2 of Form 8-K, the information and exhibit contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*

Amended and Restated Revolving Credit Agreement, dated February 3, 2021, by and among Repay Holdings Corporation, Hawk Parent Holdings LLC, Truist Bank, as Administrative Agent, and the other parties thereto

99.1*	Press release issued February 3, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repay Holdings Corporation

Dated: February 5, 2021	By:	/s/ Timothy J. Murphy
Timothy J. Murphy
Chief Financial Officer